EXHIBIT 5.2

[LOGO FOR ARNOLD & PORTER]

October 15, 2003

SOLA International Inc.

10590 West Ocean Air Drive, Suite 300

San Diego, CA 92130

Ladies and Gentlemen:

We have acted as special New York counsel for SOLA International Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), of a Registration Statement on Form S-3 (the “Registration Statement”) relating to the offering and sale from time to time by the Company of up to $400,000,000 aggregate principal amount (or the equivalent in other currencies or currency units) of any combination of (i) one or more series of senior or subordinated debt securities (the “Debt Securities”), (ii) shares of the Company’s common stock, (iii) shares of the Company’s preferred stock, (iv) depositary shares representing interests in preferred stock of the Company (the “Depositary Shares”), (v) warrants to purchase Debt Securities, warrants to purchase common stock and/or warrants to purchase preferred stock (the “Warrants”), (vi) stock purchase contracts for the purchase of common stock or preferred stock (the “Stock Purchase Contracts”) and (vii) stock purchase units consisting of one or more Stock Purchase Contracts and either Debt Securities, preferred stock or debt obligations of third parties (the “Stock Purchase Units”, and collectively with each of the foregoing, the “Securities”). The Debt Securities will be issued pursuant to an indenture (the “Indenture”) dated as of March 19, 1998 between the Company and State Street Bank and Trust Company of California, N.A., as Trustee (the “Trustee”).

We have reviewed the Indenture, which is governed by New York law, filed as Exhibit 4.2 to the Registration Statement and we have made such investigations as we have deemed necessary in connection with the opinion set forth herein. In rendering the opinion expressed below, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed that the Registration Statement has become effective under the Act and that the terms of the Securities and their issue and sale do not and will not violate any applicable law or agreement or instrument then binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company. Furthermore, we have assumed that the Depositary Shares, Warrants, Stock

October 15, 2003

Purchase Contracts and Stock Purchase Units and the definitive agreements evidencing or governing such securities are governed by New York law.

This opinion is limited to the laws of the State of New York, and we do not express any opinion herein concerning federal laws or the laws of any other jurisdiction.

Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1. The Debt Securities to be issued pursuant to the Registration Statement under the Indenture (including upon on the exercise of Warrants, if applicable) will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the applicable Indenture, when:

(a) the form and terms of the Debt Securities shall have been established pursuant to one or more resolutions of the Board of Directors of the Company (the “Board”) or one or more supplemental indentures or officers’ certificates, each in accordance with the terms of the Indenture;

(b) the Trustee is qualified to act as Trustee under the Indenture and any supplemental indentures, as applicable;

(c) the Trustee has duly executed and delivered the Indenture and any supplemental indentures, as applicable;

(d) the Indenture and any supplemental indentures or officers’ certificates, as applicable, have been duly authorized and validly executed and delivered by the Company to the Trustee;

(e) the Indenture and any supplemental indentures, as applicable, have been duly qualified under the Trust Indenture Act of 1939, as amended;

(f) the Board has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters; and

(g) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and any supplemental indentures or officers’ certificates and Board resolutions, as applicable, and the applicable definitive underwriting, purchase or similar agreement approved by the Board,

October 15, 2003

or upon the exercise of Warrants to purchase Debt Securities, upon payment of the consideration therefor provided for therein.

2. The Depositary Shares to be issued pursuant to the Registration Statement will be validly issued when:

(a) the Board has taken all necessary corporate action to approve the issuance and terms of the Depositary Shares, the terms of the offering thereof and related matters, including, where applicable, the adoption of a certificate of designations relating to the preferred stock underlying such Depositary Shares and the filing of such certificate with the Secretary of State of the State of Delaware;

(b) the Deposit Agreement (the “Deposit Agreement”) or agreements relating to the Depositary Shares and the related depositary receipts have been duly authorized and validly executed and delivered by the Company and the depositary appointed by the Company;

(c) the shares of preferred stock underlying such Depositary Shares have been deposited with a bank or trust company (which meets the requirements for the depositary set forth in the Registration Statement) under the applicable Deposit Agreement; and

(d) the depositary receipts representing the Depositary Shares have been duly executed, countersigned, registered and delivered in accordance with the appropriate Deposit Agreement and the applicable definitive underwriting, purchase or similar agreement approved by the Board upon payment of the consideration therefor provided for therein.

3. The Warrants to be issued pursuant to the Registration Statement will be validly issued when:

(a) the Board has taken all necessary corporate action to approve the issuance and the terms of the Warrants, the terms of the offering thereof and related matters; and

(b) the Warrants have been duly executed and delivered against payment therefor, pursuant to the applicable definitive underwriting, purchase, warrant or similar agreement duly authorized, executed and delivered by the Company and a warrant agent, and the certificates for the Warrants have been duly executed and delivered by the Company and such warrant agent.

4. The Stock Purchase Contracts and Stock Purchase Units to be issued pursuant to the Registration Statement will be validly issued when:

October 15, 2003

(a) the Board has taken all necessary corporate action to approve the issuance and the terms of the Stock Purchase Contracts and the Stock Purchase Units, the terms of the offering thereof and related matters; and

(b) the definitive agreement or agreements evidencing the Stock Purchase Contracts and Stock Purchase Units have been duly executed and delivered by the Company and the other party or parties thereto.

We express no opinion as to the validity, binding effect or enforceability of any provision of the Securities or the definitive agreements evidencing or governing the Securities (i) providing for indemnification, contribution or exculpation, (ii) specifying that provisions thereof may be waived only in writing, to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created that modifies any provision of the Indentures or depositary agreements or (iii) as to the legality, validity, binding effect or enforceability of any provision of the Securities or the definitive agreements evidencing such Securities providing for payments thereunder in a currency other than currency of the United States of America to the extent that a court of competent jurisdiction, under applicable law, will convert any judgment rendered in such other currency into currency of the United States of America or to the extent that payment in a currency other than currency of the United States of America is contrary to applicable law.

Furthermore, each of the opinions set forth above are subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, receivership and similar laws relating to or affecting creditors’ rights generally and to equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

We assume no obligation to update or supplement this opinion to reflect any events or state of facts which may hereafter come to our attention, or any changes in laws or any court decisions which may hereafter occur or be issued.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/    Arnold & Porter